UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 16, 2012

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operation and Financial Condition

On February 16, 2012, the Company issued a press release announcing its fourth quarter and year ending December 31, 2011 earnings and filed a Current Report on Form 8-K (the “Initial 8-K”) which included a copy of the press release.  This Form 8-K/A amends the Initial 8-K to clarify certain statements made in the press release.  The beginning of the first paragraph under “Outlook” read as follows:  “With the strong start to the new year, Datalink’s first quarter guidance suggests a 17% to 24% year-over-year revenue increase in fiscal 2012.  Based on the company’s current backlog and sales pipeline, the company projects revenues of $108 million to $116 million for Q1 2012 compared to $85.7 million for Q1 2011.” The beginning of the first paragraph under “Outlooks” should instead read as follows:  “Based on the company’s current backlog and sales pipeline, it projects revenues of $108 million to $116 million for the first quarter of 2012, which represents a 26% to 35% increase, respectively, over revenues of $85.7 million for the first quarter of 2011.”

A copy of the corrected press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Except as specifically described above, there are no changes or modifications to the Initial 8-K or the press release.

Item 7.01.  Regulation FD Disclosure

The information set forth in Item 2.02 above is incorporated herein by reference

Item 9.01.  Financial Statements and Exhibits

99.1  Corrected press release dated February 16, 2012 announcing the Company’s fourth quarter and year ending December 31, 2011 earnings (furnished pursuant to Item 12).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 16, 2012

DATALINK CORPORATION

By:	/s/ Gregory T. Barnum
Gregory T. Barnum,
Chief Financial Officer

EXHIBITS INDEX

Exhibit 99.1	Corrected press release dated February 16, 2012 announcing the Company’s fourth quarter and year ending December 31, 2011 earnings (furnished pursuant to Item 12).